Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT

Kristine D. Brenner

Director of Investor Relations

(810) 257-2506

kristine.brenner@citizensbanking.com

Citizens Republic Bancorp Reports Fourth Quarter Earnings

•	Net income attributable to common shareholders for the quarter increased 15% compared to last quarter and 38% compared to the fourth quarter of 2011

•	For the full year, net income attributable to common shareholders was $348 million or $8.61 per share

•	Continued strong credit metrics and a solid core deposit funding base have created a lower risk profile balance sheet

•	Pre-tax, pre-provision profit remained strong at $32 million

FLINT, MICHIGAN, January 22, 2013—Citizens Republic Bancorp, Inc. (Nasdaq: CRBC) announced net income attributable to common shareholders of $17.0 million or $0.42 per diluted share for the three months ended December 31, 2012, compared to $14.9 million or $0.37 per diluted share for last quarter, and $12.3 million or $0.31 per diluted share for the fourth quarter of last year. For the year ended December 31, 2012, Citizens recorded net income attributable to common shareholders of $347.9 million or $8.61 per share compared to a net loss of $16.3 million or $0.41 per share for the prior year. Year to date 2012 results include a $275.5 million or $6.82 per share tax benefit related to the elimination of the valuation allowance against the deferred tax asset in the second quarter.

“We are pleased with our 2012 earnings results, which reflect our bankers’ persistent execution of our strategic initiatives. Our success during 2012 allowed us to complete our key priorities including terminating our written regulatory agreement and restoring our deferred tax asset. In addition, we are in the midst of paying our accrued trust preferred dividends and our TARP obligation will be repaid through our pending merger with FirstMerit. We are proud of the hard work and dedication of everyone at Citizens as together we have addressed the many challenges from the last several years, and have emerged as a stronger banking franchise,” commented Cathleen Nash, president and chief executive officer.

“While we continue to execute on our priorities, we are also looking ahead to our combination with FirstMerit as we create a premier Midwest banking franchise providing enhanced products and services to our clients and significant long-term value to our shareholders,” added Nash.

Balance Sheet

Citizens continues to enjoy a strong core deposit funding base. Core deposits of $5.4 billion at December 31, 2012 decreased slightly from the third quarter as a result of an expected seasonal reduction in public funds balances, but increased $255.8 million, or 4.9% from December 31, 2011. Time deposits decreased $69.5 million, or 3.9%, from the third quarter and $490.0 million, or 22.3%, from the fourth quarter of 2011 due to the intentional non-renewal of high cost rate sensitive retail and brokered balances.

Total assets decreased $138.1 million from the third quarter as a reduction in loan portfolio balances was partially offset by an increase in investment securities balances. Over the past year, growth within the C&I and indirect consumer portfolios helped to partially mitigate balance reductions in the commercial real estate, residential mortgage, and direct consumer portfolios. Citizens continues to emphasize C&I and consumer lending as key components of its strategic plan.

Capital

Citizens continues to grow capital organically through earnings and maintains a strong capital position.

Capital Ratios

	December 31, 2012*	September 30, 2012	December 31, 2011
Leverage ratio	9.95%	9.66%	8.45%
Tier 1 capital ratio	15.67	15.09	13.51
Total capital ratio	16.93	16.35	14.84
Tier 1 common equity (non-GAAP)	9.24	8.83	7.24
Tangible equity to tangible assets (non-GAAP)	11.30	11.00	7.59
Tangible common equity to tangible assets (non-GAAP)	8.15	7.91	4.47

*	Estimate

Net Interest Income and Margin

Net interest margin was 3.50% in the fourth quarter, a seven basis point decrease from last quarter and a twelve basis point decrease from the fourth quarter of last year. The decreases were driven by the continued low interest rate environment, which has resulted in reduced yields on our earning assets. The negative effects on asset yields were partially offset by a more advantageous funding mix and reduced funding costs. In the fourth quarter the negative pressures were also somewhat offset by an increase in commercial loan fees collected with the restructuring of several larger client relationships. For the year ended December 31, 2012, net interest margin decreased two basis points over the prior year to 3.56%.

Net interest income for the fourth quarter was $73.2 million, a reduction of $2.6 million from last quarter and a decrease of $4.9 million from the fourth quarter of last year. The decreases from both periods are result of both lower average earning assets and margin compression. For the year ended December 31, 2012, net interest income decreased $12.3 million compared to 2011 primarily due to a reduction in average earning assets.

Credit Quality

Credit quality continued its strong performance.

•	Total delinquencies remained stable at 0.6% of portfolio loans.

•

Nonperforming assets were $68.0 million, a 21% decrease from the end of September and a 33% decrease from December of last year due to proactively managing and resolving delinquent commercial and consumer loans and improving the risk profile of the loan portfolio.

•

Net charge-offs for the fourth quarter decreased to $16.0 million, compared to $19.2 million last quarter and $32.6 million in the fourth quarter of last year. The provision for loan losses was $4.3 million in the fourth quarter, a decrease from $5.2 million in the third quarter and $15.0 million in the fourth quarter of the prior year.

•

The allowance for loan losses was $110.4 million or 2.10% of portfolio loans at December 31, 2012, compared to $122.1 million or 2.25% at the end of the prior quarter, and $172.7 million or 3.12% at the end of the prior year.

Noninterest Income and Expense

Total noninterest income was $22.0 million, a reduction of $1.7 million from the third quarter and a reduction of $2.3 million from the fourth quarter of last year. For the full year, noninterest income was $92.3 million; a decrease of $2.9 million compared to 2011.

•

Service charges decreased slightly from both the third quarter of 2012 and fourth quarter of last year. For the full year, service charges on deposit accounts decreased 5% compared last year as clients changed behavior relative to penalty fees and product choices.

•

Brokerage and investment fees decreased $0.3 million compared to the prior quarter, however due to focused efforts to increase performance; fees increased 26% over the fourth quarter of last year, and improved 19% for the full year.

•	Other income decreased compared to last quarter primarily due to lower gains on deferred compensation.

•	The fourth quarter includes a $2.7 million charge related to one commercial loan relationship in the held for sale portfolio, that was partially offset by gains.

Noninterest expense was $6.9 million less than last quarter and $1.5 million lower than the fourth quarter of last year.

•	Professional services were $4.3 million lower than last quarter due to a reduction in merger related expenses.

•	Citizens experienced an overall recovery in ORE during the quarter compared to losses in both the third quarter of this year and the fourth quarter of 2011.

For the year ended December 31, 2012, noninterest expense decreased $12.5 million or 4% from 2011 as lower credit related expenses were partially offset by higher salaries and employee benefits and merger-related expenses.

Income Taxes and Deferred Tax Asset

The income tax benefit for 2012 totaled $273.0 million, compared with a benefit of $20.3 million for 2011. The majority of the tax benefit in 2012 was recorded in the second quarter as the result of eliminating the valuation allowance against our deferred tax asset.

Conference Call

Citizens’ senior management will review the quarter’s results in a conference call at 12:00 p.m. Eastern Time on Tuesday, January 22, 2013. A live audio webcast is available on Citizens’ investor relations page at www.citizensbanking.com or by calling (866) 952-1906 (conference ID: Citizens Republic). To listen to the conference call, please connect approximately 10 minutes prior to the scheduled conference time. A recording will be available approximately two hours after the completion of the conference call at www.citizensbanking.com, where it will be archived for 90 days.

Use of Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this release includes non-GAAP financial measures such as tangible equity to tangible assets ratio, tangible common equity to tangible assets ratio, Tier 1 common equity ratio, pre-tax pre-provision profit, net interest margin, the efficiency ratio, and adjusted earnings per share. Citizens believes these non-GAAP financial measures provide additional information that is useful to investors in understanding the underlying performance of Citizens, its business and performance trends, and such measures help facilitate performance comparisons with others in the banking industry. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Readers should be aware of these limitations and should be cautious as to their use of such measures. To mitigate these limitations, Citizens has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety to ensure that Citizens’ performance is properly reflected to facilitate consistent period-to-period comparisons. Although Citizens believes the above non-GAAP financial measures disclosed in this release enhance investors’ understanding of its business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for GAAP basis financial measures. See our related Form 8-K for further discussion regarding these non-GAAP financial measures.

Corporate Profile

Citizens Republic Bancorp, Inc. is a diversified financial services company providing a wide range of commercial, consumer, mortgage banking, trust and financial planning services to a broad client base. Citizens serves communities in Michigan, Ohio, and Wisconsin with 219 offices and 248 ATMs. Citizens is the largest bank holding company headquartered in Michigan with roots dating back to 1871 and is the 58th largest bank holding company headquartered in the United States. More information about Citizens is available at www.citizensbanking.com.

Safe Harbor Statement

Discussions and statements in this release that are not statements of historical fact, including without limitation, statements that include terms such as “will,” “may,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” and “plan,” and statements regarding Citizens’ future financial and operating results, plans, objectives, expectations and intentions, are forward-looking statements that involve risks and uncertainties, many of which are beyond Citizens’ control or are subject to change. No forward-looking statement is a guarantee of future performance and actual results could differ materially.

Factors that could cause or contribute to actual results differing materially from Citizens’ expectations include the risks and uncertainties detailed from time to time in Citizens’ annual and quarterly filings with the SEC, which are available at the SEC’s website www.sec.gov. Other factors not currently anticipated may also materially and adversely affect Citizens’ results of operations, cash flows, financial position and prospects. There can be no assurance that future results will meet expectations. While Citizens believes that the forward-looking statements in this release are reasonable, you should not place undue reliance on any forward-looking statement. In addition, these statements speak only as of the date made. Citizens does not undertake, and expressly disclaims, any obligation to update or alter any statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Consolidated Balance Sheets (Unaudited)

Citizens Republic Bancorp, Inc.

(in thousands)	December 31, 2012	September 30, 2012	December 31, 2011
Assets
Cash and due from banks	$173,510	$162,705	$153,418
Money market investments	186,349	223,818	313,632
Investment Securities:
Securities available for sale, at fair value	1,697,625	1,541,567	1,312,733
Securities held to maturity, at amortized cost (fair value of $1,282,244, $1,378,310 and $1,487,550, respectively)	1,226,268	1,313,504	1,444,054

Total investment securities	2,923,893	2,855,071	2,756,787
FHLB and Federal Reserve stock	126,763	122,123	117,943
Portfolio loans:
Commercial and industrial	1,656,292	1,688,996	1,543,529
Commercial real estate	1,242,348	1,335,601	1,544,361

Total commercial	2,898,640	3,024,597	3,087,890
Residential mortgage	546,513	570,295	637,245
Direct consumer	844,240	865,777	933,314
Indirect consumer	969,583	970,235	871,086

Total portfolio loans	5,258,976	5,430,904	5,529,535
Less: Allowance for loan losses	(110,439)	(122,125)	(172,726)

Net portfolio loans	5,148,537	5,308,779	5,356,809
Loans held for sale	10,719	30,062	10,402
Premises and equipment	90,291	92,005	97,970
Goodwill	318,150	318,150	318,150
Other intangible assets	5,308	5,792	7,428
Bank owned life insurance	223,235	222,610	220,280
Deferred tax assets	272,891	268,347	—
Other assets	107,037	115,328	110,030

Total assets	$9,586,683	$9,724,790	$9,462,849

Liabilities
Noninterest-bearing deposits	$1,754,248	$1,854,715	$1,614,311
Interest-bearing demand deposits	1,100,763	1,092,679	951,590
Savings deposits	2,594,378	2,574,642	2,627,665

Core deposits	5,449,389	5,522,036	5,193,566
Time deposits	1,711,396	1,780,929	2,201,375

Total deposits	7,160,785	7,302,965	7,394,941
Federal funds purchased and securities sold under agreements to repurchase	42,747	42,796	40,098
Other liabilities	161,736	168,351	154,088
Long-term debt	850,910	852,481	854,185

Total liabilities	8,216,178	8,366,593	8,443,312
Shareholders’ Equity
Preferred stock - no par value	292,473	290,580	285,114
Common stock - no par value	1,437,877	1,436,925	1,434,803
Retained deficit	(346,632)	(363,659)	(694,560)
Accumulated other comprehensive loss	(13,213)	(5,649)	(5,820)

Total shareholders’ equity	1,370,505	1,358,197	1,019,537

Total liabilities and shareholders’ equity	$9,586,683	$9,724,790	$9,462,849

Consolidated Statements of Operations (Unaudited)

Citizens Republic Bancorp, Inc.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share amounts)	2012	2011	2012	2011
Interest Income
Interest and fees on loans	$71,578	$77,146	$293,782	$312,746
Interest and dividends on investment securities:
Taxable	14,556	18,617	63,912	79,281
Tax-exempt	2,101	2,388	8,711	10,800
Dividends on FHLB and Federal Reserve stock	1,410	1,009	4,897	4,152
Money market investments	145	170	626	840

Total interest income	89,790	99,330	371,928	407,819

Interest Expense
Deposits	8,217	12,382	37,459	57,327
Short-term borrowings	11	21	53	79
Long-term debt	8,392	8,878	33,644	37,303

Total interest expense	16,620	21,281	71,156	94,709

Net Interest Income	73,170	78,049	300,772	313,110
Provision for loan losses	4,314	15,007	23,204	138,808

Net interest income after provision for loan losses	68,856	63,042	277,568	174,302

Noninterest Income
Service charges on deposit accounts	9,414	9,724	37,308	39,268
Trust fees	3,782	3,747	14,601	15,103
Mortgage and other loan income	2,265	2,705	8,104	9,620
Brokerage and investment fees	1,569	1,243	6,055	5,072
Card-based and other nondeposit fees	4,367	4,305	17,507	17,167
Net (losses) gains on loans held for sale	(1,723)	(217)	(984)	1,808
Investment securities gains (losses)	—	38	—	(1,336)
Other income	2,350	2,818	9,729	8,555

Total noninterest income	22,024	24,363	92,320	95,257
Noninterest Expense
Salaries and employee benefits	33,163	30,952	132,850	123,514
Occupancy	6,031	6,326	24,997	26,059
Professional services	2,478	2,311	13,772	9,331
Equipment	2,858	3,326	12,001	12,136
Data processing services	4,521	3,709	16,717	16,131
Advertising and public relations	1,014	1,298	5,904	5,848
Postage and delivery	1,081	1,165	4,456	4,543
Other loan expenses	3,650	3,497	13,224	16,007
(Gains) losses on other real estate (ORE)	(596)	1,081	(214)	12,768
ORE expenses	220	995	1,259	4,322
Intangible asset amortization	484	688	2,120	3,027
Other expense	10,224	11,292	43,536	49,464

Total noninterest expense	65,128	66,640	270,622	283,150

Income (Loss) before Income Taxes	25,752	20,765	99,266	(13,591)
Income tax provision (benefit)	2,505	2,521	(273,009)	(20,258)

Net Income	23,247	18,244	372,275	6,667
Dividend on redeemable preferred stock	(6,220)	(5,897)	(24,347)	(22,985)

Net Income (Loss) Attributable to Common Shareholders	$17,027	$12,347	$347,928	$(16,318)

Net Income (Loss) Per Common Share:
Basic	$0.42	$0.31	$8.61	$(0.41)
Diluted	0.42	0.31	8.61	(0.41)
Average Common Shares Outstanding:
Basic	39,491	39,433	39,475	39,422
Diluted	39,491	39,433	39,475	39,422

Selected Quarterly Information (Unaudited)

	Three Months Ended
(in thousands, except per share amounts)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Summary of Operations
Net interest income	$73,170	$75,805	$75,680	$76,119	$78,049
Provision for loan losses	4,314	5,195	5,299	8,397	15,007
Noninterest income	22,024	23,710	22,345	24,240	24,363
Noninterest expense	65,128	72,055	66,339	67,101	66,640
Income before income taxes	25,752	22,265	26,387	24,861	20,765
Income tax provision (benefit) from continuing operations	2,505	1,274	(276,789)	—	2,521
Net income	23,247	20,991	303,176	24,861	18,244
Net income attributable to common shareholders	17,027	14,861	297,134	18,906	12,347
Taxable equivalent adjustment, continuing operations	1,468	1,503	1,532	1,571	1,670
Per Common Share Data
Net income:
Basic	$0.42	$0.37	$7.35	$0.47	$0.31
Diluted	0.42	0.37	7.35	0.47	0.31
Common book value	26.62	26.36	25.85	18.83	18.24
Tangible book value (non-GAAP)	25.85	25.53	24.97	17.88	17.24
Tangible common book value (non-GAAP)	18.63	18.36	17.84	10.75	10.16
Shares outstanding, end of period(1)	40,497,890	40,508,823	40,504,637	40,247,241	40,260,213
At Period End
Assets	$9,586,683	$9,724,790	$9,670,493	$9,577,346	$9,462,849
Earning assets	8,453,513	8,600,731	8,588,343	8,774,119	8,680,995
Portfolio loans	5,258,976	5,430,904	5,521,748	5,528,063	5,529,535
Allowance for loan losses	110,439	122,125	136,120	153,007	172,726
Deposits	7,160,785	7,302,965	7,287,709	7,490,362	7,394,941
Long-term debt	850,910	852,481	853,042	853,599	854,185
Shareholders’ equity	1,370,505	1,358,197	1,335,855	1,044,619	1,019,537
Average for the Quarter
Assets	$9,604,447	$9,723,587	$9,429,050	$9,521,386	$9,523,184
Earning assets	8,506,333	8,638,390	8,622,067	8,750,078	8,761,435
Portfolio loans	5,317,771	5,501,400	5,517,726	5,508,528	5,632,432
Allowance for loan losses	121,998	135,968	152,154	172,509	190,163
Deposits	7,181,654	7,323,753	7,317,653	7,441,693	7,452,137
Long-term debt	851,723	852,776	853,333	853,912	856,206
Shareholders’ equity	1,364,250	1,345,817	1,061,519	1,028,494	1,017,082
Financial Ratios (annualized)(2)
Return on average assets	0.96%	0.86%	12.93%	1.05%	0.76%
Return on average shareholders’ equity	6.78	6.20	114.87	9.72	7.12
Average shareholders’ equity / average assets	14.20	13.84	11.26	10.80	10.68
Net interest margin (FTE)(3)	3.50	3.57	3.60	3.56	3.62
Efficiency ratio (non-GAAP)(4)	66.65	65.20	65.99	65.20	61.39
Allowance for loan losses as a percent of portfolio loans	2.10	2.25	2.47	2.77	3.12
Allowance for loan losses as a percent of nonperforming loans	187.15	191.29	161.53	202.56	197.56
Allowance for loan losses as a percent of nonperforming assets	162.38	141.69	144.85	168.87	168.97
Nonperforming loans as a percent of portfolio loans	1.12	1.18	1.53	1.37	1.58
Nonperforming assets as a percent of total loans plus ORAA(5)	1.29	1.58	1.69	1.63	1.84
Nonperforming assets as a percent of total assets	0.71	0.89	0.97	0.95	1.08
Ratio of net charge-offs during period to average portfolio loans	1.20	1.39	1.62	2.05	2.30
Leverage ratio	9.95	9.66	9.77	8.71	8.45
Tier 1 capital ratio	15.67	15.09	14.70	13.70	13.51
Total capital ratio	16.93	16.35	15.96	14.97	14.84

(1)	Includes participating shares which are restricted stock units and restricted shares.
(2)	Financial ratios are based upon continuing operations.
(3)	Net interest margin is presented on an annual basis, includes taxable equivalent adjustments to interest income and is based on a tax rate of 35%.
(4)

The efficiency ratio measures how efficiently a bank spends its revenues. The formula is: (noninterest expense - goodwill impairment)/(net interest income + taxable equivalent adjustment + total noninterest income - investment securities gains (losses)).

(5)	Other real estate assets acquired (“ORAA”) include loans held for sale.

Loan Portfolios

(in thousands)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Land hold	$4,366	$4,984	$5,119	$5,387	$6,542
Land development	6,258	7,521	7,006	7,226	13,104
Construction	8,860	6,689	4,591	6,410	5,847
Income producing	689,765	767,202	803,546	877,461	913,755
Owner-occupied	533,099	549,205	597,147	590,575	605,113

Total commercial real estate	1,242,348	1,335,601	1,417,409	1,487,059	1,544,361
Commercial and industrial	1,656,292	1,688,996	1,711,411	1,657,140	1,543,529

Total commercial	2,898,640	3,024,597	3,128,820	3,144,199	3,087,890
Residential mortgage	546,513	570,295	588,144	611,166	637,245
Direct consumer	844,240	865,777	881,070	903,238	933,314
Indirect consumer	969,583	970,235	923,714	869,460	871,086

Total consumer	2,360,336	2,406,307	2,392,928	2,383,864	2,441,645

Total portfolio loans	$5,258,976	$5,430,904	$5,521,748	$5,528,063	$5,529,535

Delinquency Rates By Loan Portfolio

	December 31, 2012		September 30, 2012		June 30, 2012		March 31, 2012		December 31, 2011
30 to 89 days past due (in thousands)	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio
Land hold	$—	—%	$—	—%	$—	—%	$—	—%	$21	0.32%
Land development	—	—	—	—	—	—	130	1.81	—	—
Construction	—	—	—	—	—	—	—	—	—	—
Income producing	1,470	0.21	1,104	0.14	1,519	0.19	1,447	0.16	2,508	0.27
Owner-occupied	695	0.13	4,598	0.84	936	0.16	5,177	0.88	2,345	0.39

Total commercial real estate	2,165	0.17	5,702	0.43	2,455	0.17	6,754	0.45	4,874	0.32
Commercial and industrial	1,949	0.12	880	0.05	1,565	0.09	2,887	0.17	2,454	0.16

Total commercial	4,114	0.14	6,582	0.22	4,020	0.13	9,641	0.31	7,328	0.24
Residential mortgage	7,641	1.40	6,029	1.06	7,731	1.31	7,568	1.24	9,544	1.50
Direct consumer	13,354	1.58	11,435	1.32	12,396	1.41	14,002	1.55	17,810	1.91
Indirect consumer	8,356	0.86	7,514	0.77	8,504	0.92	8,780	1.01	13,067	1.50

Total consumer	29,351	1.24	24,978	1.04	28,631	1.20	30,350	1.27	40,421	1.66

Total delinquent loans	$33,465	0.64	$31,560	0.58	$32,651	0.59	$39,991	0.72	$47,749	0.86

Nonperforming Assets

	December 31, 2012		September 30, 2012		June 30, 2012		March 31, 2012		December 31, 2011
(in thousands)	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio
Land hold	$291	6.67%	$326	6.54%	$326	6.37%	$—	—%	$—	—%
Land development	3	0.04	3	0.04	3	0.05	207	2.87	213	1.62
Construction	—	—	—	—	—	—	150	2.34	150	2.57
Income producing	8,117	1.18	12,904	1.68	19,408	2.42	18,566	2.12	21,171	2.32
Owner-occupied	12,068	2.26	13,146	2.39	18,187	3.05	20,716	3.51	23,798	3.93

Total commercial real estate	20,479	1.65	26,379	1.98	37,924	2.68	39,639	2.67	45,332	2.94
Commercial and industrial	6,162	0.37	9,190	0.54	21,676	1.27	14,629	0.88	16,946	1.10

Total nonaccruing commercial	26,641	0.92	35,569	1.18	59,600	1.90	54,268	1.73	62,278	2.02
Residential mortgage	17,500	3.20	15,271	2.68	13,474	2.29	11,137	1.82	11,312	1.78
Direct consumer	12,720	1.51	10,552	1.22	9,263	1.05	8,895	0.98	12,115	1.30
Indirect consumer	2,083	0.21	2,391	0.25	1,875	0.20	1,074	0.12	953	0.11

Total nonaccruing consumer	32,303	1.37	28,214	1.17	24,612	1.03	21,106	0.89	24,380	1.00

Total nonaccruing loans	58,944	1.12	63,783	1.17	84,212	1.53	75,374	1.37	86,658	1.57
Loans 90+ days still accruing	68	—	60	—	59	—	164	—	770	0.01

Total nonperforming portfolio loans	59,012	1.12	63,843	1.18	84,271	1.53	75,538	1.37	87,428	1.58
Nonperforming held for sale	3,190		16,650		887		3,264		2,372
Other repossessed assets acquired	5,811		5,700		8,817		11,803		12,422

Total nonperforming assets	$68,013		$86,193		$93,975		$90,605		$102,222

Restructured loans still accruing	$21,033		$21,433		$18,187		$17,911		$32,347
Commercial inflows	$4,769		$4,572		$23,828		$14,027		$13,269
Commercial outflows	(13,697)		(28,603)		(18,496)		(22,037)		(20,730)

Net change	$(8,928)		$(24,031)		$5,332		$(8,010)		$(7,461)

Net Charge-Offs

	Three Months Ended
	December 31, 2012		September 30, 2012		June 30, 2012		March 31, 2012		December 31, 2011
(in thousands)	$	% of Portfolio*	$	% of Portfolio*	$	% of Portfolio*	$	% of Portfolio*	$	% of Portfolio*
Land hold	$133	12.10%	$—	—%	$(58)	(4.58)%	$—	—%	$(33)	(2.00)%
Land development	(14)	(0.89)	(8)	(0.45)	100	5.76	(83)	(4.64)	3,079	93.21
Construction	(1)	(0.04)	(21)	(1.24)	14	1.24	(101)	(6.33)	(4)	(0.24)
Income producing	1,660	0.96	2,582	1.34	3,100	1.55	4,151	1.90	11,924	5.18
Owner-occupied	916	0.68	1,891	1.37	2,384	1.61	2,537	1.73	5,791	3.80

Total commercial real estate	2,694	0.86	4,444	1.32	5,540	1.57	6,504	1.76	20,757	5.33
Commercial and industrial	743	0.18	5,363	1.26	5,249	1.23	3,029	0.74	1,032	0.27

Total commercial	3,437	0.47	9,807	1.29	10,789	1.39	9,533	1.22	21,789	2.80
Residential mortgage	4,024	2.93	2,515	1.75	3,506	2.40	5,076	3.34	1,170	0.73
Direct consumer	5,614	2.65	4,790	2.20	5,666	2.59	10,935	4.87	6,930	2.95
Indirect consumer	2,925	1.20	2,078	0.85	2,225	0.97	2,572	1.19	2,746	1.25

Total consumer	12,563	2.12	9,383	1.55	11,397	1.92	18,583	3.14	10,846	1.76

Total net charge-offs	$16,000	1.20	$19,190	1.39	$22,186	1.62	$28,116	2.05	$32,635	2.30

*	Represents an annualized rate.

Summary of Loan Loss Experience

	Three Months Ended
(in thousands)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Allowance for loan losses—beginning of period	$122,125	$136,120	$153,007	$172,726	$190,354

Provision for loan losses	4,314	5,195	5,299	8,397	15,007

Charge-offs:
Commercial and industrial	793	4,552	3,667	2,388	1,489
Small business	1,556	1,039	2,271	1,265	399
Commercial real estate	3,100	5,452	8,093	8,997	21,581

Total commercial	5,449	11,043	14,031	12,650	23,470
Residential mortgage	4,612	3,261	3,972	5,210	1,366
Direct consumer	6,798	6,067	7,168	11,527	7,544
Indirect consumer	3,835	3,172	3,157	3,251	3,229

Total charge-offs	20,694	23,543	28,328	32,638	35,609

Recoveries:
Commercial and industrial	1,038	108	577	376	609
Small business	568	120	112	248	248
Commercial real estate	406	1,008	2,553	2,493	824

Total commercial	2,012	1,236	3,242	3,117	1,681
Residential mortgage	588	746	466	134	197
Direct consumer	1,184	1,277	1,502	592	613
Indirect consumer	910	1,094	932	679	483

Total recoveries	4,694	4,353	6,142	4,522	2,974

Net charge-offs	16,000	19,190	22,186	28,116	32,635

Allowance for loan losses—end of period	$110,439	$122,125	$136,120	$153,007	$172,726

Non-GAAP Reconciliation

(in thousands)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Efficiency Ratio (non-GAAP)
Net interest income (A)	$73,170	$75,805	$75,680	$76,119	$78,049
Taxable equivalent adjustment (B)	1,468	1,503	1,532	1,571	1,670
Investment securities gains (C)	—	—	—	—	38
Noninterest income (D)	22,024	23,710	22,345	24,240	24,363
Noninterest expense (E)	65,128	72,055	66,339	67,101	66,640
(Gains) losses on ORE and ORE expenses (F)	(376)	1,264	93	65	2,076
Intangible amortization (G)	484	513	545	578	688
Merger-related expenses (H)	597	4,411	—	—	—

Efficiency ratio: (E-F-G-H)/(A+B-C+D) (non-GAAP)	66.65%	65.20%	65.99%	65.20%	61.39%

Tangible Common Equity to Tangible Assets (non-GAAP)
Total assets	$9,586,683	$9,724,790	$9,670,493	$9,577,346	$9,462,849
Goodwill	(318,150)	(318,150)	(318,150)	(318,150)	(318,150)
Other intangible assets	(5,308)	(5,792)	(6,305)	(6,850)	(7,428)

Tangible assets (non-GAAP)	$9,263,225	$9,400,848	$9,346,038	$9,252,346	$9,137,271

Total shareholders’ equity	$1,370,505	$1,358,197	$1,335,855	$1,044,619	$1,019,537
Goodwill	(318,150)	(318,150)	(318,150)	(318,150)	(318,150)
Other intangible assets	(5,308)	(5,792)	(6,305)	(6,850)	(7,428)

Tangible equity (non-GAAP)	$1,047,047	$1,034,255	$1,011,400	$719,619	$693,959

Tangible equity	$1,047,047	$1,034,255	$1,011,400	$719,619	$693,959
Preferred stock	(292,473)	(290,580)	(288,723)	(286,901)	(285,114)

Tangible common equity (non-GAAP)	$754,574	$743,675	$722,677	$432,718	$408,845

Tier 1 Common Equity (non-GAAP)
Total shareholders’ equity	$1,370,505	$1,358,197	$1,335,855	$1,044,619	$1,019,537
Qualifying capital securities	73,667	73,667	73,667	73,667	73,667
Goodwill	(318,150)	(318,150)	(318,150)	(318,150)	(318,150)
Accumulated other comprehensive loss	13,213	5,649	10,268	1,955	5,820
Disallowed deferred tax asset	(241,535)	(235,461)	(235,529)	—	—
Other intangible assets	(5,308)	(5,792)	(6,305)	(6,850)	(7,428)

Tier 1 capital (regulatory)	$892,392	$878,110	$859,806	$795,241	$773,446

Tier 1 capital (regulatory)	$892,392	$878,110	$859,806	$795,241	$773,446
Qualifying capital securities	(73,667)	(73,667)	(73,667)	(73,667)	(73,667)
Preferred stock	(292,473)	(290,580)	(288,723)	(286,901)	(285,114)

Total Tier 1 common equity (non-GAAP)	$526,252	$513,863	$497,416	$434,673	$414,665

Net risk-weighted assets (regulatory)	$5,695,254	$5,821,748	$5,851,871	$5,803,811	$5,723,333
Equity to assets	14.30%	13.97%	13.81%	10.91%	10.77%
Tier 1 common equity (non-GAAP)	9.24	8.83	8.50	7.49	7.24
Tangible equity to tangible assets (non-GAAP)	11.30	11.00	10.82	7.78	7.59
Tangible common equity to tangible assets (non-GAAP)	8.15	7.91	7.73	4.68	4.47

Non-GAAP Reconciliation

Adjusted Earnings Per Share

	Twelve Months Ended December 31,
(in thousands, except per share amounts)	2012	2011
Earnings Per Share
Diluted net income (loss) per share	$8.61	$(0.41)
Restoration of the deferred tax asset	6.82	—

Diluted net income (loss) per share (non-GAAP)	$1.79	$(0.41)

An itemized reconciliation between net income on a GAAP basis and net income excluding the benefit of restoring the deferred tax asset (non-GAAP) follows:

Numerator:
Net income	$372,275	$6,667
Restoration of the deferred tax asset	(275,484)	—

Net income (non-GAAP)	96,791	6,667
Dividend on redeemable preferred stock	(24,347)	(22,985)

Net income (loss) attributable to common shareholders (non-GAAP)	72,444	(16,318)
Net income allocated to participating securities	1,694	—

Net income (loss) after allocation to participating securities (non-GAAP)	$70,750	$(16,318)

Denominator:
Weighted average shares outstanding for basic and dilutive earnings per common share	39,475	39,422

Basic net income (loss) per common share (non-GAAP)	$1.79	$(0.41)
Diluted net income (loss) per common share (non-GAAP)	1.79	(0.41)

Pre-tax pre-provision profit (non-GAAP)

	Three Months Ended
(in thousands)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Net income	$23,247	$20,991	$303,176	$24,861	$18,244
Income tax provision (benefit)	2,505	1,274	(276,789)	—	2,521
Provision for loan losses	4,314	5,195	5,299	8,397	15,007
Net losses (gains) on loans held for sale	1,723	184	(6)	(916)	217
Investment securities gains	—	—	—	—	(38)
Losses (gains) on other real estate (ORE)	(596)	941	(173)	(385)	1,081
Merger-related expenses(1)	597	4,411	—	—	—
Fair-value adjustment on bank owned life insurance(2)	47	(31)	118	(205)	(100)
Fair-value adjustment on swaps(2)	(85)	83	74	(61)	(46)

Pre-tax pre-provision profit (non-GAAP)	$31,752	$33,048	$31,699	$31,691	$36,886

(1)	Merger-related expenses are contained in line item “Professional services” on Consolidated Statements of Operations.
(2)	Fair-value adjustment amounts contained in line item “Other income” on Consolidated Statements of Operations.

Noninterest Income and Noninterest Expense

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2012	2012	2012	2012	2011
Service charges on deposit accounts	$9,414	$9,554	$9,355	$8,985	$9,724
Trust fees	3,782	3,635	3,582	3,602	3,747
Mortgage and other loan income	2,265	2,028	1,952	1,858	2,705
Brokerage and investment fees	1,569	1,831	1,331	1,324	1,243
Card-based and other nondeposit fees	4,367	4,431	4,444	4,265	4,305
Net gains (losses) on loans held for sale	(1,723)	(184)	6	916	(217)
Investment securities gains	—	—	—	—	38
Other income	2,350	2,415	1,675	3,290	2,818

Total noninterest income	$22,024	$23,710	$22,345	$24,240	$24,363

Salaries and employee benefits	$33,163	$33,589	$32,801	$33,298	$30,952
Occupancy	6,031	6,129	6,140	6,696	6,326
Professional services(1)	2,478	6,806	2,465	2,023	2,311
Equipment	2,858	2,937	2,904	3,303	3,326
Data processing services	4,521	4,427	3,721	4,048	3,709
Advertising and public relations	1,014	1,847	1,708	1,335	1,298
Postage and delivery	1,081	1,157	1,119	1,099	1,165
Other loan expenses	3,650	3,121	3,266	3,186	3,497
(Gains) losses on other real estate (ORE)	(596)	941	(173)	(385)	1,081
ORE expenses	220	323	266	450	995
Intangible asset amortization	484	513	545	578	688
Other expense	10,224	10,265	11,577	11,470	11,292

Total noninterest expense	$65,128	$72,055	$66,339	$67,101	$66,640

(1)	Includes merger-related expenses of $0.6 million and $4.4 million in the three months ended December 31, 2012 and September 30, 2012, respectively.

Average Balances, Yields and Rates

	Three Months Ended
	December 31, 2012		September 30, 2012		December 31, 2011
(in thousands)	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Earning Assets
Money market investments	$232,209	0.25%	$238,492	0.25%	$273,714	0.25%
Investment securities:
Taxable	2,610,899	2.23	2,557,793	2.51	2,481,094	3.00
Tax-exempt	200,671	6.44	205,572	6.46	225,093	6.53
FHLB and Federal Reserve stock	124,897	4.50	122,123	3.90	123,508	3.25
Portfolio loans:
Commercial and industrial	1,637,690	5.70	1,713,382	5.42	1,539,811	5.32
Commercial real estate	1,292,806	4.77	1,382,873	4.81	1,620,479	5.02
Residential mortgage	559,113	4.25	580,002	4.36	647,491	4.55
Direct consumer	855,386	5.69	873,057	5.81	943,445	5.98
Indirect consumer	972,776	5.99	952,086	6.05	881,206	6.58

Total portfolio loans	5,317,771	5.37	5,501,400	5.33	5,632,432	5.45
Loans held for sale	19,886	2.48	13,010	3.40	25,594	3.12

Total earning assets	8,506,333	4.27	8,638,390	4.36	8,761,435	4.59
Nonearning Assets
Cash and due from banks	144,432		145,961		141,138
Premises and equipment	91,260		92,775		98,526
Investment security fair value adjustment	58,234		54,807		46,065
Other nonearning assets	926,186		927,622		666,183
Allowance for loan losses	(121,998)		(135,968)		(190,163)

Total assets	$9,604,447		$9,723,587		$9,523,184

Interest-Bearing Liabilities
Deposits:
Interest-bearing demand deposits	$1,067,575	0.12	$1,073,294	0.13	$937,024	0.18
Savings deposits	2,572,107	0.18	2,602,216	0.20	2,645,821	0.31
Time deposits	1,741,846	1.53	1,825,144	1.55	2,269,233	1.73
Short-term borrowings	44,817	0.10	45,974	0.10	45,020	0.19
Long-term debt	851,723	3.93	852,776	3.89	856,206	4.12

Total interest-bearing liabilities	6,278,068	1.05	6,399,404	1.06	6,753,304	1.25
Noninterest-Bearing Liabilities and Shareholders’ Equity
Noninterest-bearing demand	1,800,126		1,823,099		1,600,059
Other liabilities	162,003		155,267		152,739
Shareholders’ equity	1,364,250		1,345,817		1,017,082

Total liabilities and shareholders’ equity	$9,604,447		$9,723,587		$9,523,184

Interest Spread		3.22%		3.29%		3.33%
Contribution of noninterest bearing sources of funds		0.28		0.28		0.29

Net Interest Margin		3.50%		3.57%		3.62%

Average Balances, Yields and Rates

	Twelve Months Ended December 31,
	2012		2011
(in thousands)	Average Balance	Average Rate	Average Balance	Average Rate
Earning Assets
Money market investments	$251,169	0.25%	$340,482	0.25%
Investment securities:
Taxable	2,573,740	2.48	2,444,539	3.24
Tax-exempt	207,726	6.45	250,098	6.64
FHLB and Federal Reserve stock	121,107	4.04	132,101	3.14
Portfolio loans:
Commercial and industrial	1,647,813	5.54	1,438,292	5.13
Commercial real estate	1,415,141	4.92	1,776,292	5.12
Residential mortgage	591,946	4.32	700,257	4.65
Direct consumer	884,745	5.82	981,396	6.04
Indirect consumer	921,429	6.15	856,279	6.65

Total portfolio loans	5,461,074	5.40	5,752,516	5.45
Loans held for sale	14,091	3.28	26,451	3.52

Total earning assets	8,628,907	4.38	8,946,187	4.64
Nonearning Assets
Cash and due from banks	143,639		142,721
Premises and equipment	93,953		101,009
Investment security fair value adjustment	54,149		44,712
Other nonearning assets	795,051		663,477
Allowance for loan losses	(145,566)		(228,509)

Total assets	$9,570,133		$9,669,597

Interest-Bearing Liabilities
Deposits:
Interest-bearing demand deposits	$1,026,098	0.14	$953,187	0.21
Savings deposits	2,639,803	0.22	2,636,422	0.35
Time deposits	1,902,397	1.58	2,489,703	1.85
Short-term borrowings	41,676	0.13	42,760	0.18
Long-term debt	852,932	3.94	898,501	4.15

Total interest-bearing liabilities	6,462,906	1.10	7,020,573	1.35
Noninterest-Bearing Liabilities and Shareholders’ Equity
Noninterest-bearing demand	1,747,544		1,503,430
Other liabilities	158,816		151,833
Shareholders’ equity	1,200,867		993,761

Total liabilities and shareholders’ equity	$9,570,133		$9,669,597

Interest Spread		3.28%		3.29%
Contribution of noninterest bearing sources of funds		0.28		0.29

Net Interest Margin		3.56%		3.58%